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                                  EXHIBIT 23.01

                        INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the use in the registration statement on Form 10-SB under the Securities and Exchange Act of 1934 of Brooke Corporation, Inc. of our review report dated November 2, 2001 (except for Note 12, as to which the date is February 21, 2002) insofar as such report relates to the financial statements and schedules of Brooke Corporation for the periods ended September 30, 2001 and 2000.

/s/  Summers, Spencer & Cavanaugh, CPAs, Chartered

Summers, Spencer & Cavanaugh, CPAs, Chartered
February 25, 2002